Exhibit 32
Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Valeant Pharmaceuticals International hereby certifies, to the best of such officer’s knowledge, that:
1. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
/s/ J. Michael Pearson
J. Michael Pearson
Chairman and Chief Executive Officer
Date: August 3, 2010
/s/ Peter J. Blott
Peter J. Blott
Executive Vice President and Chief Financial Officer
Date: August 3, 2010
A signed original of this written statement required by Section 906 has been provided to Valeant Pharmaceuticals International and will be furnished to the Securities and Exchange Commission or its staff upon request.